EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                              ASSOCIATED BANC-CORP,



                               BADGER MERGER CORP.



                                       AND



                           FIRST FINANCIAL CORPORATION






                                   dated as of


                                  May 14, 1997


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   THE MERGER

  SECTION 1.01.  The Merger       ...........................................  2
  SECTION 1.02.  Effective Time   ...........................................  2
  SECTION 1.03.  Effect of the Merger........................................  3
  SECTION 1.04.  Articles of Incorporation and Bylaws........................  3
  SECTION 1.05.  Directors and Officers of Merger Sub........................  3
  SECTION 1.06.  Representation on Associated Board..........................  3
  SECTION 1.07.  Conversion of Securities....................................  3
  SECTION 1.08.  Exchange of Certificates....................................  4
  SECTION 1.09.  Treatment of Stock Options..................................  7
  SECTION 1.10.  Stock Transfer Books........................................  8
  SECTION 1.11.  Anti-Dilution Adjustment....................................  8

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF FFC

 SECTION 2.01.  Organization and Qualification of FFC; Subsidiaries..........  9
 SECTION 2.02.  Articles of Incorporation and Bylaws......................... 10
 SECTION 2.03.  Capitalization   ............................................ 10
 SECTION 2.04.  Authority; State Takeover Laws; Articles of Incorporation.... 11
 SECTION 2.05.  No Conflict; Required Filings and Consents................... 12
 SECTION 2.06.  Compliance       ............................................ 13
 SECTION 2.07.  Securities and Banking Reports; Financial Statements......... 13
 SECTION 2.08.  Absence of Certain Changes or Events......................... 14
 SECTION 2.09.  Absence of Litigation and Agreements......................... 14
 SECTION 2.10.  Employee Benefit Plans....................................... 15
 SECTION 2.11.  Material Contracts........................................... 17
 SECTION 2.12.  Environmental Matters........................................ 17
 SECTION 2.13.  Taxes            ............................................ 18
 SECTION 2.14.  Derivative Instruments....................................... 19
 SECTION 2.15.  Regulatory Approvals......................................... 20
 SECTION 2.16.  Brokers          ............................................ 20
 SECTION 2.17.  Pooling of Interests and Tax Matters......................... 20
 SECTION 2.18.  Vote Required    ............................................ 20

                                      (ii)
                                                                            Page

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ASSOCIATED

 SECTION 3.01.  Organization and Qualification of Associated; Subsidiaries... 21
 SECTION 3.02.  Articles of Incorporation and Bylaws......................... 22
 SECTION 3.03.  Capitalization   ............................................ 22
 SECTION 3.04.  Authority        ............................................ 23
 SECTION 3.05.  No Conflict; Required Filings and Consents................... 23
 SECTION 3.06.  Compliance       ............................................ 24
 SECTION 3.07.  Securities and Banking Reports; Financial Statements......... 24
 SECTION 3.08.  Absence of Certain Changes or Events......................... 25
 SECTION 3.09.  Absence of Litigation and Agreements......................... 25
 SECTION 3.10.  Employee Benefit Plans....................................... 26
 SECTION 3.11.  Material Contracts........................................... 28
 SECTION 3.12.  Environmental Matters........................................ 29
 SECTION 3.13.  Taxes            ............................................ 29
 SECTION 3.14.  Derivative Instruments....................................... 30
 SECTION 3.15.  Regulatory Approvals......................................... 31
 SECTION 3.16.  Brokers          ............................................ 31
 SECTION 3.17.  Pooling of Interest and Tax Matters.......................... 31
 SECTION 3.18.  Vote Required    ............................................ 31

                                   ARTICLE IV

                         COVENANTS OF FFC AND ASSOCIATED

 SECTION 4.01.  Affirmative Covenants........................................ 32
 SECTION 4.02.  Negative Covenants........................................... 32

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

 SECTION 5.01.  Registration Statement....................................... 34
 SECTION 5.02.  Meetings of Shareholders..................................... 37
 SECTION 5.03.  Access to Information; Confidentiality....................... 37
 SECTION 5.04.  Appropriate Action; Consents; Filings........................ 38
 SECTION 5.05.  No Solicitation of Transactions.............................. 39
 SECTION 5.06.  Indemnification  ............................................ 41
 SECTION 5.07.  Obligations of Merger Sub.................................... 42
 SECTION 5.08.  Pooling Affiliates........................................... 42
 SECTION 5.09.  Executive Agreements and Employee Severance.................. 43

                                      (iii)
                                                                            Page
 SECTION 5.10.  Notification of Certain Matters.............................. 45
 SECTION 5.11.  Public Announcements......................................... 45
 SECTION 5.12.  Expenses         ............................................ 45
 SECTION 5.13.  Delivery of Shareholder List................................. 45
 SECTION 5.14.  Letters of Accountants....................................... 45
 SECTION 5.15.  FFC Reports      ............................................ 46
 SECTION 5.16.  Associated Reports........................................... 46
 SECTION 5.17.  Pooling          ............................................ 47

                                   ARTICLE VI

                              CONDITIONS OF MERGER

 SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger.. 47
 SECTION 6.02.  Additional Conditions to Obligations of Associated........... 49
 SECTION 6.03.  Additional Conditions to Obligations of FFC.................. 49

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

 SECTION 7.01.  Termination      ............................................ 50
 SECTION 7.02.  Effect of Termination........................................ 52
 SECTION 7.03.  Amendment        ............................................ 52
 SECTION 7.04.  Waiver           ............................................ 52

                                  ARTICLE VIII

                               GENERAL PROVISIONS

 SECTION 8.01.  Closing          ............................................ 52
 SECTION 8.02.  Non-Survival of Representations, Warranties and Agreements... 52
 SECTION 8.03.  Notices          ............................................ 53
 SECTION 8.04.  Certain Definitions.......................................... 53
 SECTION 8.05.  Headings         ............................................ 54
 SECTION 8.06.  Severability     ............................................ 54
 SECTION 8.07.  Entire Agreement ............................................ 54
 SECTION 8.08.  Assignment       ............................................ 55
 SECTION 8.09.  Parties in Interest.......................................... 55
 SECTION 8.10.  Governing Law    ............................................ 55
 SECTION 8.11.  Counterparts     ............................................ 55

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of May 14, 1997 (this "Agreement"), among ASSOCIATED BANC-CORP, a Wisconsin corporation ("Associated"), BADGER MERGER CORP., a newly organized Wisconsin corporation and wholly owned subsidiary of Associated formed to effect the Merger ("Merger Sub"), and FIRST FINANCIAL CORPORATION, a Wisconsin corporation ("FFC").


                              W I T N E S S E T H:

                  WHEREAS, Associated is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

                  WHEREAS, FFC is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"); and

                  WHEREAS, the Boards of Directors of Associated and FFC have determined that a so-called merger of equals through a combination of the respective businesses and operations of such entities and their respective direct and indirect subsidiaries would be in the best long term interests of the shareholders of each of Associated and FFC; and

                  WHEREAS, in order to effect the aforementioned combination, the respective Boards of Directors of Associated, Merger Sub and FFC have (i) determined that the merger of Merger Sub with and into FFC (the "Merger") in accordance with the Wisconsin Business Corporation Law ("Wisconsin Law"), pursuant and subject to the terms and conditions of this Agreement, are fair to and in the best interests of their respective corporations and their shareholders, and (ii) adopted the plan of Merger and the other transactions contemplated hereby; and

                  WHEREAS, the Board of Directors of Associated has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the plan of Merger by the shareholders of Associated; and

                  WHEREAS, the Board of Directors of FFC has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of FFC; and

                  WHEREAS, Associated, Merger Sub and FFC intend to effect a merger that qualifies for pooling of interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code") with this Agreement representing the plan of reorganization for purposes of the Code; and

                  WHEREAS, as a condition and inducement to Associated's willingness to enter into this Agreement, FFC and Associated will enter into a stock option agreement (the "FFC Stock Option Agreement") in the form attached hereto as Exhibit A; and

                  WHEREAS, as a condition and inducement to FFC's willingness to enter into this Agreement, Associated and FFC will enter into a stock option agreement (the "Associated Stock Option Agreement"; together with the FFC Stock Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Associated, Merger Sub and FFC hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin Law, at the Effective Time (as defined in Section 1.02) Merger Sub shall be merged with and into FFC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and FFC shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Associated may at any time elect to modify the structure of the Merger contemplated by this Agreement so long as (i) there are no material adverse federal income tax consequences to the FFC shareholders as a result of such modification, (ii) the consideration to be paid to the FFC shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. In the event that Associated elects to change the structure of the Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure.

                  SECTION 1.02. Effective Time. Within three business days following the last to occur of (i) receipt of the shareholder approvals contemplated at Section 6.01(b), (ii) receipt of the required regulatory approvals contemplated at Section 6.01(c) and expiration of any applicable waiting periods required thereby and (iii) satisfaction of any other condition to closing set forth in Article VI, or on such other date as the parties hereto may agree, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of Wisconsin Law (the date and time of the filing of the Articles of Merger is hereinafter referred to as the "Effective Time").


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                                        3


                  SECTION 1.03. Effect of the Merger. (a) Legal Effect. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and FFC shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and FFC shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b) Post-Merger Operations. Upon the Merger, the parties intend that the headquarters office of Associated will remain designated as Green Bay, Wisconsin. It is further anticipated that Associated and FFC Bank (as defined in Section 2.01(d))(or any successor to the operations of FFC Bank) will, for the foreseeable future, maintain significant operations in each of Green Bay and Stevens Point, Wisconsin.

                  SECTION 1.04. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

                  SECTION 1.05. Directors and Officers of Merger Sub. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of FFC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.06. Representation on Associated Board. Associated shall take all necessary actions so that as of the Effective Time, the Board of Directors of Associated shall consist of a total of fourteen Directors, consisting of (i) seven individuals, including Harry B. Conlon, the Chairman of the Board of Associated, who are currently Directors of Associated and, (ii) seven individuals, including John C. Seramur, to be selected by the Board of Directors of FFC (subject to the approval of the Board of Directors of Associated, such approval not to be unreasonably withheld) from the current Board of Directors of FFC. The Board of Associated shall be divided into three classes; two of which classes shall be of five persons (one of which shall have three current directors of Associated and two current directors of FFC, and the other of which shall have two current directors of Associated and three current directors of FFC) and one class of four persons (two of which shall be current directors of Associated and the other two of which shall be current directors of
FFC).

                  SECTION 1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Associated, Merger Sub, FFC, or the holders of any of the following securities:


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                                        4


                  (a) Each share of FFC common stock, par value $1.00 per share ("FFC Common Stock") (all such shares of FFC Common Stock being hereinafter collectively referred to as, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.07(b)) shall be converted, in accordance with Section 1.08, into the right to receive .765 (the "Exchange Ratio") shares of Associated common stock, par value $0.01 per share ("Associated Common Stock"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such Shares are convertible. Certificates previously representing Shares shall be exchanged for certificates representing whole shares of Associated Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.08, without interest. No fractional shares of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.08 hereof.

                  (b) Each Share held in the treasury of FFC or by any of FFC Subsidiaries (as defined in Section 2.01) and each Share owned by Associated or any direct or indirect wholly owned subsidiary of Associated immediately prior to the Effective Time (other than Shares held, directly or indirectly, by Associated, any Associated Subsidiary, FFC or any FFC Subsidiary in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and Shares held by Associated, any Associated Subsidiary, FFC or any FFC Subsidiary in respect of debt previously contracted) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for one share of the common stock of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of the common stock of the Surviving Corporation.

                  SECTION 1.08. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Associated shall deposit, or shall cause to be deposited, with a bank or trust company designated by Associated (the "Exchange Agent"), solely for the benefit of the holders of Shares, for exchange in accordance with this Article I through the Exchange Agent, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock, and cash in lieu of fractional shares (if any), together


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                                        5

with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.07 in exchange for outstanding Shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Associated Common Stock pursuant to Section 1.07 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Associated and FFC may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of any fractional Shares, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of FFC, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as contemplated by Section 1.08(e).

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.08(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled pursuant to Section 1.08(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common Stock.

                  (d) No Further Rights in the Shares. All shares of Associated Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.08(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. In accordance with Wisconsin Law, there shall be no appraisal rights available to holders of FFC Common Stock or Associated Common Stock in connection with the Merger.

                  (e) No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled to receive pursuant to Section 1.07 hereof by (ii) the closing sale price of a share of the Associated Common Stock on the Nasdaq National Market on the trading day immediately preceding the date of the Effective Time as reported by the Wall Street Journal.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of FFC for twelve months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of FFC who have not theretofore complied with this Article I shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

                  (g) No Liability. Neither Associated, Merger Sub or FFC shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

                  (h) Withholding Rights. Associated shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Associated, such withheld amounts shall be


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                                        7

treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding were made by Associated.

                  SECTION 1.09. Treatment of Stock Options. (a) At the Effective Time, each option granted by FFC to purchase Shares which is outstanding and unexercised immediately prior thereto shall be assumed by Associated. Such options shall cease to represent a right to acquire Shares and shall be converted automatically into an option to purchase shares of Associated Common Stock in an amount and at an exercise price determined as provided below:

                  (i) the number of shares of Associated Common Stock to be subject to the new option shall be equal to the product of the number of shares of FFC Common Stock subject to the original option and the Exchange Ratio; provided that any fractional shares of Associated Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (ii) the exercise price per share of Associated Common Stock under the new option shall be equal to the exercise price per share of FFC Common Stock under the original option divided by the Exchange
         Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

                  (b) the adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with
Section 424(a) of the code. The duration and other terms of the new option shall be the same as the original option except that all references to FFC shall be deemed to be references to Associated.

                  (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Associated shall assume the Restated FFC Corporation Stock Option Plan III and the First Financial Corporation Stock Option Plan I, as amended (the "FFC Stock Plans"), with the result that all obligations of FFC under the FFC Stock Plans, including with respect to FFC stock options outstanding at the Effective Time under each FFC Stock Plan, shall be obligations of Associated following the Effective Time.

                  (d) No later than the Effective Time, Associated shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Associated Common Stock equal to the number of shares subject to the adjusted options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any adjusted options may remain outstanding.



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                                        8

                  (e) As soon as practicable after the Effective Time, Associated shall deliver to the holders of options to purchase FFC Common Stock appropriate notices setting forth such holders' rights pursuant to FFC Stock Plans and the agreements pursuant to which such options were issued, and the agreements evidencing the grant of such options shall be assumed by Associated and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.09 after giving effect to the Merger).

                  SECTION 1.10. Stock Transfer Books. At the Effective Time, the stock transfer books of FFC shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of FFC. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with this Article I.

                  SECTION 1.11. Anti-Dilution Adjustment.  If, subsequent to the date hereof and prior to the Effective Time, Associated shall pay a stock dividend or make a distribution on Associated Common Stock or other capital stock of Associated in shares of Associated Common Stock or other capital stock of Associated or any security convertible into Associated Common Stock or other capital stock of Associated or shall combine, subdivide, reclassify or recapitalize its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities from such combination or subdivision, an appropriate adjustment shall be made to the Exchange Ratio, for purposes of determining the number of shares of Associated Common Stock into which FFC's Common Stock shall be converted. For purposes hereof, the payment of a dividend in Associated Common Stock, or the distribution on Associated Common Stock in securities convertible into Associated Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Associated Common Stock equal to the number of shares of Associated Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities.


                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF FFC

                  Except as set forth in the disclosure schedule delivered by FFC to Associated prior to the execution of this Agreement which shall identify exceptions by specific Section references; provided that disclosure in one schedule will be deemed to satisfy disclosure in another schedule (the "FFC Disclosure Schedule"), FFC hereby represents and warrants to Associated and Merger Sub that:

                  SECTION 2.01. Organization and Qualification of FFC; Subsidiaries. (a) FFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. FFC is a unitary savings and loan holding company registered with the Office of Thrift Supervision under HOLA.

                  (b) Section 2.01 of the FFC Disclosure Schedule sets forth a true and complete list of each of FFC's subsidiaries (the "FFC Subsidiaries") and the percentage owned by FFC of such equity securities. Except as set forth in Section 2.01 of the FFC Disclosure Schedule, each FFC Subsidiary is wholly owned, directly or indirectly, by FFC. Except as set forth in Section 2.01 of the FFC Disclosure Schedule, all outstanding shares of capital stock of FFC Subsidiaries are validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of Wisconsin Law) and are free and clear of any lien, claim, charge, options, encumbrances agreement, mortgage, pledge, security interest or restriction (each, a "Lien") with respect thereto. Each FFC Subsidiary is a corporation, partnership, savings bank, savings and loan, bank or trust company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                  (c) FFC and each FFC Subsidiary has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("FFC Permits") necessary to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and FFC Permits would not, either individually or in the aggregate, have a Material Adverse Effect (as defined below) on FFC and the FFC Subsidiaries, taken as a whole. FFC has not received any notice of proceedings relating to the revocation or modification of any FFC Permits except for any such revocation or modification which would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. FFC and each FFC Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  (d) Deposits in First Financial Bank, a Federally chartered savings bank ("FFC Bank"), are insured by the Savings Association Insurance Fund to applicable limits.

The form of charter and any applicable insurance fund for each of the other FFC Subsidiaries which is a financial institution is set forth in Section 2.01 of the FFC Disclosure Schedule.

                  (e) Section 2.01 of the FFC Disclosure Schedule sets forth a true, complete and correct list of all corporations, partnerships, limited liability companies or other organizations, whether an incorporated or unincorporated organization (a "Corporate Entity") of which FFC or any FFC Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, holds a general partnership interest or other controlling interest, holds or beneficially owns more than 24.9% of the outstanding capital stock (whether voting or nonvoting) and subordinated debt or is otherwise deemed to be a subsidiary within the meaning of the BHCA.

                    The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities), in the aggregate, or the ability of such party to consummate the transactions contemplated by this Agreement, except that a Material Adverse Effect shall not be deemed to have occurred as a result of any change or effect resulting from a change in law, rule, regulation, generally accepted accounting principle or regulatory accounting principle, in each case, affecting financial institutions or their holding companies generally.

                  SECTION 2.02. Articles of Incorporation and Bylaws. FFC has heretofore furnished or made available to Associated a complete and correct copy of the Articles of Incorporation and the Bylaws, as amended or restated, of FFC and the FFC Subsidiaries and such Articles of Incorporation and Bylaws of FFC and the FFC Subsidiaries are in full force and effect and neither FFC nor any FFC Subsidiary is in violation of any of the provisions of its respective Articles of Incorporation or Bylaws.

                  SECTION 2.03. Capitalization. (a) Capitalization of FFC. The authorized capital stock of FFC consists of (i) 75,000,000 Shares, of which, as of March 31, 1997, 36,411,443 Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of Wisconsin Law), and all of which have been issued in compliance with applicable securities laws, and (ii) 3,000,000 shares of serial preferred stock, par value $1.00 per share ("FFC Preferred Stock"), of which no shares are issued and outstanding. Since March 31, 1997, no Shares have been issued, except for Shares issued upon exercise of options outstanding as of March 31, 1997 under the FFC Stock Plans (as defined in Section 1.09). As of March 31, 1997, FFC had outstanding 1,266,887 options issued under the FFC Stock Plans, 992,651 of which were exercisable. No options have been granted since March 31, 1997 to the date of this Agreement under the FFC Stock Plans. As of the date of this Agreement, 1,449,620 Shares are held as treasury stock by FFC. Other than pursuant to the FFC Stock Option Agreement and the FFC Stock Plans, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of FFC or obligating FFC to issue or sell any shares of capital stock of, or other equity interests in FFC. There are no obligations, contingent or otherwise, of FFC to repurchase, redeem or otherwise acquire any Shares or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity (including any FFC Subsidiary).

                  (b) Capital Stock of the FFC Subsidiaries. Except as set forth in Section 2.03 (b) of the FFC Disclosure Schedule there are no options, warrants or other rights, rights of first refusal, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the FFC Subsidiaries or obligating any FFC Subsidiary to issue or sell any shares of capital stock of, or other equity interests in any FFC Subsidiary. There are no obligations, contingent or otherwise, of any FFC Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of any FFC Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  SECTION 2.04.  Authority;  State  Takeover  Laws;  Articles of
Incorporation. (a) FFC has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FFC and the consummation by FFC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of FFC and no other corporate proceedings on the part of FFC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of the plan of Merger by the holders of two-thirds of the then outstanding Shares in accordance with Wisconsin Law and FFC's Articles of Incorporation and Bylaws, and the filing and recordation of appropriate merger documents required by Wisconsin Law). This Agreement has been duly and validly executed and delivered by FFC and, assuming the due authorization, execution and delivery by Associated and Merger Sub, constitutes the legal, valid and binding obligation of FFC enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity.

                  (b) The Board of Directors of FFC has taken all actions necessary under Wisconsin Law and FFC's Articles of Incorporation, including approving the transactions contemplated herein, to insure that the restrictions on business combinations set forth in Wisconsin Law and the supermajority voting requirements set forth in FFC's Articles of Incorporation do not or will not apply to this Agreement, the transactions contemplated herein, the FFC Stock Option Agreement or the transactions contemplated therein or any transaction between Associated or its affiliates, on the one hand, and FFC or its affiliates, on the other hand, following exercise of the FFC Stock Option.

                  SECTION 2.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 2.05 of the FFC Disclosure Schedule, the execution and delivery of this Agreement by FFC does not, and the performance of this Agreement by FFC shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of FFC or any FFC Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment decision, writ, injunction or decree (collectively, "Laws") applicable to FFC or any FFC Subsidiary, or by which its respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of FFC or any FFC Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FFC or any FFC Subsidiary is a party or by which FFC or any FFC Subsidiary or its respective properties are bound or affected, except (in the case of clauses (ii) and (iii) of this Section 2.05(a)) for any such conflicts, violations, breaches, defaults or other occurrences that would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  (b) The execution and delivery of this Agreement by FFC does not, and the performance of this Agreement by FFC shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, ("Approvals") except (i) for the applicable requirements, if any, of (A) the Securities Act of 1933, as amended (the "Securities Act"), (B) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the BHCA, (D) HOLA, (E) the Office of the Comptroller of the Currency (the "OCC"), (F) the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder (the
"FDIA"),  (G) state  securities  or blue sky laws  ("Blue  Sky  Laws"),  (H) the banking laws and regulations of the State of Wisconsin (the "WBL"), (I) the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, (J) the banking laws and regulations of the State of Illinois (the "IBL"), (K) the Nasdaq Stock Market, (L) applicable laws and regulations relating to insurance business agencies ("Insurance Laws") and (M) any applicable domestic or foreign industry self-regulatory organization ("SRO"), and (ii) such additional Approvals the failure of which to obtain would not prevent or delay consummation of the Merger, or otherwise prevent FFC from performing its obligations under this Agreement, and would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.06. Compliance. Neither FFC nor any FFC Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to FFC or the FFC Subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FFC or any FFC Subsidiary is a party or by which FFC or any FFC Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.07. Securities and Banking Reports; Financial Statements. (a) FFC and the FFC Subsidiaries have filed all material forms, reports registrations, statements and documents, together with any amendments required to be made with respect thereto that were required to be filed since January 1, 1995 with (i) the Securities and Exchange Commission (the "SEC") and
(ii)(A) any SRO, (B) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies") and (C) all other reports and statements (the filings made with the entities listed in subclause (ii) being referred to as "Other Reports") required to be filed by FFC and any FFC Subsidiary since January 1, 1995, and paid all fees and assessments due and payable in connection therewith, except, in the case of the Other Reports, where failure to file such form, report, registration, statement or document or pay such fees and assessments would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole (all such reports and statements, are collectively referred to as the "FFC Reports"). The FFC Reports, including all FFC Reports filed after the date of this Agreement, (i) were, or will be, prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any filings with the SEC since January 1, 1995 (the "FFC SEC Reports"), including any FFC SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of FFC and the FFC Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of FFC and the FFC Subsidiaries as of December 31, 1996, including all notes thereto (the "FFC Balance Sheet"), neither FFC nor any FFC Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations incurred in the ordinary course of business since December 31, 1996 and (ii) liabilities or obligations that would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.08. Absence of Certain Changes or Events. (a) Except as disclosed in the FFC SEC Reports filed prior to the date of this Agreement, since December 31, 1996, (i) FFC and the FFC Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has been no event which has had, or is reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.09. Absence of Litigation and Agreements. (a) Except as disclosed in the FFC SEC Reports filed prior to the date of this Agreement or set forth in Section 2.09 of the FFC Disclosure Schedule, (i) neither FFC nor any FFC Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing investigation by, any federal or state savings and loan or bank regulatory authority or other governmental entity or regulatory authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or regulatory authority or arbitrator, including, without limitation, cease-and-desist or other orders which, either individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole; (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting FFC or the FFC Subsidiaries pending or, to the knowledge of FFC, threatened, except (A) as of the date of this Agreement, for matters which individually seek damages not in excess of $500,000 and (B) as of the Closing (as defined in Section 8.01), for matters which otherwise cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole; and (iii) there are not uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to FFC or the FFC Subsidiaries as a result of the examination by any bank regulatory authority, which would have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  (b)  Except as set  forth on the FFC  Disclosure  Schedule  at
Section 2.09, neither FFC nor any of the FFC Subsidiaries is a party to any written agreement or memorandum of understanding with, or party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any governmental entity or agency which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management nor has FFC or any FFC Subsidiary (i) been advised by any governmental entity or agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or (ii) have knowledge of any pending or threatened regulatory investigation. Neither FFC nor any FFC Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                  SECTION 2.10. Employee Benefit Plans. (a) Except as set forth in Section 2.10 of the FFC Disclosure Schedule, since December 31, 1996, there has not been any adoption or amendment in any material respect by FFC or any FFC Subsidiary of any employment, consulting, termination or severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of FFC or any FFC Subsidiary (collectively, such agreements, plans, arrangements and understandings being the "FFC Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any FFC pension plans, or any change in the manner in which contributions to any FFC pension plans are made or the basis on which such contributions are determined.

                  (b) Section 2.10 of the FFC Disclosure Schedule sets forth a list of all FFC Benefit Plans. FFC has delivered or made available to Associated true and complete copies of all FFC Benefit Plans together with all current related documents, including the most recent summary plan descriptions, IRS determination letters and actuarial reports, if applicable.

                  (c) (i) Except as disclosed in Section 2.10 of the FFC Disclosure Schedule, with respect to FFC Benefit Plans, no event has occurred and, to the knowledge of FFC, there exists no condition or set of circumstances, in connection with which FFC or any of the FFC Subsidiaries could be subject to any liability that individually, or in the aggregate, would have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole, under ERISA, the Code or any other applicable law.

                  (ii) Each FFC Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any FFC Benefit Plan that individually or in the aggregate, would not have a Material Adverse Effect on FFC and the FFC

         Subsidiaries, taken as a whole. FFC, the FFC Subsidiaries and all FFC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. Each FFC Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any FFC Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of FFC, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such FFC Benefit Plan or the exempt status of any such trust.

                  (iii) Neither FFC nor any of the FFC Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No FFC Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of FFC, there are not any facts or circumstances that would materially change the funded status of any FFC Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No FFC Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (iv) Neither FFC nor any of the FFC Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by FFC or any of the FFC Subsidiaries and no collective bargaining agreement is being negotiated by FFC or any of the FFC Subsidiaries. There is no labor dispute, strike or work stoppage against FFC or any of the FFC Subsidiaries pending or, to the knowledge of FFC, threatened which may interfere with the respective business activities of FFC or any FFC Subsidiary, except where such dispute, strike or work stoppage individually or in the aggregate, would not have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of FFC, none of FFC, any of the FFC Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of FFC or any of the FFC Subsidiaries, and there is no charge or complaint against FFC or any of the FFC Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

                  (v) Except as referenced in this Agreement or contemplated by this Agreement and except as set forth in Section 2.10 of the FFC Disclosure Schedule, no employee of FFC or any FFC Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any FFC Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

                  (vi) No payment or benefit will or may be made by FFC or any FFC Subsidiary with respect to any employee or any current of former director that will be characterized as an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                  SECTION  2.11.  Material  Contracts.  Except  as set  forth in
Section 2.11 of the FFC Disclosure Schedule, as of the date of this Agreement, neither FFC nor any FFC Subsidiary is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $500,000 for any one project,
(b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments of $1,000,000 or more during the term of such contract or commitment, (c) any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the FFC SEC Reports, (d) any contract which contains non-compete or exclusivity provisions or restrictions with respect to any business or geographic area or
(e) any contract which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this
Section 2.11, whether or not set forth in Section 2.11 of the FFC Disclosure Schedule, is referred to herein as a "FFC Contract". Neither FFC nor any FFC Subsidiary knows of, or has received notice of, any violation of any FFC Contract by any of the other parties thereto, except for violations which, individually or in the aggregate, would not result in a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.12. Environmental Matters. To the knowledge of FFC neither FFC, any FFC Subsidiary, nor any properties owned or operated by FFC or any FFC Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests of information from any environmental agency) instituted or pending, or to the knowledge of FFC, threatened, relating to the liability of FFC or any FFC Subsidiary with respect to any properties owned or operated by FFC or any FFC Subsidiary under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  "Environmental Law" means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  SECTION 2.13. Taxes. (a) Except for such matters as would not have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole, (i) FFC and the FFC Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as defined below) for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of FFC and the FFC Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against FFC or any of the FFC Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) FFC and the FFC Subsidiaries have provided adequate reserves (in accordance with generally accepted accounting principles) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  (b) To the knowledge of FFC, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon FFC or any of the FFC Subsidiaries, nor has FFC or any FFC Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers would have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  (c) There are no Tax liens upon any property or assets of FFC or any of the FFC Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  (d) Neither FFC nor any of the FFC Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by FFC or any of the FFC Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  (e) Except as set forth in the financial statements described in Section 2.07, neither FFC nor any the FFC Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would have, individually or in the aggregate, a Material Adverse Effect on FFC, and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.14. Derivative Instruments. All swap, forward, future, option, cap, floor or collar financial contracts, and any other interest rate protection contracts ("Derivative Instruments") to which FFC or any FFC Subsidiary is a party or to which any of their properties or assets may be subject were entered into in the ordinary course of business and, to the knowledge of FFC, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulatory agencies and with counterparties believed to be financially responsible at the time and, to the knowledge of FFC, are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally, and the availability of equitable remedies), and, to the knowledge of FFC, are in full force and effect. FFC and each FFC Subsidiary has duly performed in all material respects all of its obligations under any such Derivative Instruments, and to the knowledge of FFC, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder except for any such breaches, violations, or defaults or allegations or assertions which would not, individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

                  SECTION 2.15. Regulatory Approvals. FFC is not aware of any aspect of, or issues relating to, its or the FFC Subsidiaries' operations and business that would prevent the condition of Closing set forth in Section 6.01(c) from being satisfied.

                  SECTION 2.16. Brokers. Except as contemplated by or referenced in the May [14], 1997 letter agreement between McDonald & Company Securities, Inc. ("McDonald") and FFC, a true and complete copy of which FFC has delivered to Associated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FFC or any FFC Subsidiary.

                  SECTION 2.17. Pooling of Interests and Tax Matters. Neither FFC nor, to the knowledge of FFC, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with generally accepted accounting principles or would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. FFC has no reason to believe that the Merger will not qualify as a pooling of interest or as a reorganization under Section 368(a) of the Code.

                  SECTION 2.18. Vote Required. The affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote on the Merger is the only FFC shareholder vote required with respect to the Merger.

                  SECTION 2.19. Fairness Opinion. FFC has received an opinion from McDonald to the effect that, in its opinion, the consideration to be paid to shareholders of FFC under this Agreement is fair to such shareholders from a financial point of view ("FFC Fairness Opinion"), and McDonald has consented to the inclusion of the FFC Fairness Opinion in the Form S-4 (as defined below).


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ASSOCIATED

                  Except as set forth in the disclosure schedule delivered by Associated to FFC prior to the execution of this Agreement which shall identify exceptions by specific Section references; provided that disclosure in one schedule will be deemed to satisfy disclosure in another schedule (the "Associated Disclosure Schedule"), Associated hereby represents and warrants to FFC that:

                  SECTION 3.01. Organization and Qualification of Associated; Subsidiaries. (a) Associated, is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Associated is registered as a bank holding company with the Federal Reserve Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA.

                  (b) Section 3.01 of the Associated Disclosure Schedule sets forth a true and complete list of each of Associated's subsidiaries (the "Associated Subsidiaries"), all outstanding equity securities of each Associated Subsidiaries and the percentages owned by Associated of such equity securities. Except as set forth in Section 3.01 of the Associated Disclosure Schedule, each Associated Subsidiary is wholly owned, directly or indirectly, by Associated. Except as set forth in Section 3.01 of the Associated Disclosure Schedule, all outstanding shares of capital stock of the Associated Subsidiaries are validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of Wisconsin Law) and are free and clear of any Lien, with respect thereto. Each Associated Subsidiary is a corporation, partnership, savings bank, savings and loan, bank or trust company duly incorporated or organized validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                  (c) Associated and each Associated Subsidiary has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Associated Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Associated Permits would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Associated has not received any notice of proceedings relating to the revocation or modification of any such Associated Permits except for any such revocation or modification which would not, either individually or in the aggregate, have a Material Adverse
Effect  on  Associated  and  the  Associated  Subsidiaries,  taken  as a  whole.
Associated and each Associated Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  (d) Section 3.01 of the Associated Disclosure Schedule sets forth with respect to each Associated Subsidiary that is a financial institution, its form of charter and the insurance fund which insures such subsidiary's deposits.

                  (e) Section 3.01 of the Associated Disclosure Schedule sets forth a true, complete and correct list of all Corporate Entities of which Associated or any Associated Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, holds a general partnership interest or other controlling interest, holds or beneficially owns more than 24.9% of the outstanding capital stock (whether voting or nonvoting) and subordinated debt or is otherwise deemed to be a subsidiary within the meaning of the BHCA.

                  SECTION 3.02. Articles of Incorporation and Bylaws. Associated, Merger Sub and Associated Bank Green Bay, N.A. and Associated Bank Milwaukee (together, the "Associated Material Subsidiaries") have heretofore furnished or made available to FFC a complete and correct copy of their respective Articles of Incorporation and the Bylaws, as amended or restated. The Associated Material Subsidiaries are Associated's only banking subsidiaries with total assets (as reflected on the financial statements of Associated's banking subsidiaries) greater than $500 million. Such Articles of Incorporation and Bylaws are in full force and effect and none of Associated, Merger Sub or the Associated Material Subsidiaries are in violation of any of the provisions of their respective Articles of Incorporation or Bylaws.

                  SECTION 3.03. Capitalization. (a) Capitalization of Associated. The authorized capital stock of Associated consists of (i) 48,000,000 shares of Associated Common Stock of which as of March 31, 1997, 22,439,000 shares were issued and outstanding, all of such shares are, and the shares of Associated Common Stock to be issued pursuant to the Merger, when so issued will be, validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of Wisconsin Business Corporation Law), and all of which have been or will be issued in compliance with applicable securities laws, and (ii) 750,000 shares of preferred stock, par value $1.00 per share ("Associated Preferred Stock"), of which no shares are issued and outstanding. Since March 31, 1997, no shares of Associated Common Stock have been issued, except for shares issued upon exercise of options outstanding as of March 31, 1997, under the Restated Long Term Incentive Stock Plan and the 1982 Incentive Stock Option Plan (the "Associated Stock Plans"). As of March 31, 1997 Associated had reserved 2,127,855 shares of Associated Common Stock under the Associated Stock Plans pursuant to which options covering 1,262,577 shares of Associated Common Stock were outstanding. No options have been granted since March 31, 1997 to the date of this Agreement under the Associated Stock Plans. As of the date of this Agreement 34,556 shares of the Associated Common Stock are held as treasury stock by Associated. Other than pursuant to the Associated Stock Option Agreement and the Associated Stock Plans there are no options, warrants or other rights, rights of first refusal, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of Associated or obligating Associated to issue or sell any shares of capital stock of, or other equity interests in Associated. There are no obligations, contingent or otherwise, of Associated to repurchase, redeem or otherwise acquire any shares of

Associated Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity (including any Associated Subsidiary).

                  (b) Capital Stock of the Associated Subsidiaries. Except as set forth in Section 3.03(b) of the Associated Disclosure Schedule, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Associated Subsidiaries or obligating any Associated Subsidiary to issue or sell any shares of capital stock of, or other equity interests in any Associated Subsidiary. There are no obligations, contingent or otherwise, of any Associated Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of any Associated Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  SECTION 3.04. Authority. Associated and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Associated and Merger Sub and the consummation by Associated and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Associated and Merger Sub and no other corporate proceedings on the part of Associated or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the requisite approval to increase the authorized number of, and the issuances of, shares of Associated Common Stock in connection with the Merger). This Agreement has been duly and validly executed and delivered by Associated and Merger Sub and, assuming the due authorization, execution and delivery by FFC, constitutes the legal, valid and binding obligation of Associated and Merger Sub enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.05 of the Associated Disclosure Schedule, the execution and delivery of this Agreement by Associated and Merger Sub does not, and the performance of this Agreement by Associated and Merger Sub shall not,
(i) conflict with or violate the Articles of Incorporation or Bylaws of Associated or any Associated Subsidiary, (ii) conflict with or violate any Laws applicable to Associated or any Associated Subsidiary, or by which its respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Associated or any Associated Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or any Associated Subsidiary is a party or by which Associated or any Associated Subsidiary or its respective properties are bound or affected, except (in the case of clauses (ii) and (iii) of this Section 3.05(a)) for any such conflicts, violations, breaches, defaults or other occurrences that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  (b) The execution and delivery of this Agreement by Associated and Merger Sub does not, and the performance of this Agreement by Associated and Merger Sub shall not, require any Approval, except (i) for applicable requirements, if any, of (A) the Securities Act, (B) the Exchange Act, (C) the BHCA, (D) HOLA, (E) the OCC, (F) the FDIA, (G) Blue Sky Laws, (H) the WBL, (I) the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, (J) the IBL, (K) the Nasdaq Stock Market, (L) Insurance Laws and (M) any applicable SRO and (ii) such additional Approvals the failure of which to obtain would not prevent or delay consummation of the Merger, or otherwise prevent Associated and Merger Sub from performing their obligations under this Agreement, and would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION 3.06. Compliance. Neither Associated nor any Associated Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Associated or the Associated Subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or any Associated Subsidiary is a party or by which Associated or any Associated Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION  3.07.  Securities  and  Banking  Reports;   Financial
Statements. (a) Associated and the Associated Subsidiaries have filed all material forms, reports, registrations, statements and documents, together with any amendments required to be made with respect thereto that were required to be filed since January 1, 1995 with the Regulatory Agencies and all Other Reports required to be filed by Associated and any Associated Subsidiary since January 1, 1995, and paid all fees and assessments due and payable in connection therewith, except, in the case of the Other Reports, where failure to file such form, report, registration, statement or document or pay such fees and assessments would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole (all such reports and statements are collectively referred to as the "Associated Reports"). The Associated Reports, including all Associated Reports filed after the date of this Agreement, (i) were, or will be, prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any filings with the SEC since January 1, 1995 (the "Associated SEC Reports"), including any Associated SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as the may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of Associated and the Associated Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of Associated and the Associated Subsidiaries as of December 31, 1996, including all notes thereto (the "Associated Balance Sheet"), neither Associated nor any Associated Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations incurred in the ordinary course of business since December 31, 1996 and (ii) liabilities or obligations that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION 3.08. Absence of Certain Changes or Events. (a) Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement, since December 31, 1996, (i) Associated and the Associated Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has been no event which has had, or is reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION 3.09. Absence of Litigation and Agreements. (a) Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement or set forth in Section 3.09 of the Associated Disclosure Schedule,
(i) neither Associated nor any Associated Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing investigation by, any federal or state savings and loan or bank regulatory authority or other governmental entity or regulatory authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or regulatory authority or arbitrator, including, without limitation, cease-and-desist or other orders which, either individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on the Associated and the Associated Subsidiaries, taken as a whole; (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Associated or the Associated Subsidiaries pending or, to the knowledge of Associated, threatened, except (A) as of the date of this Agreement, for matters which individually seek damages not in excess of $500,000 and (B) as of the Closing, for matters which cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole; and (iii) there are not uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to Associated or the Associated Subsidiaries as a result of the examination by any bank regulatory authority, which would have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  (b) Except as set forth on the Associated Disclosure Schedule at Section 3.09, neither Associated nor any of the Associated Subsidiaries is a party to any written agreement or memorandum of understanding with, or party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any governmental entity or agency which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management nor has Associated or any Associated Subsidiary (i) been advised by any governmental entity or agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or (ii) have knowledge of any pending or threatened regulatory investigation. Neither Associated nor any Associated Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                  SECTION 3.10.  Employee  Benefit Plans. (a) Since December 31,
1996, there has not been any adoption or amendment in any material respect by Associated or any Associated Subsidiary of any employment, consulting, termination or severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Associated or any Associated Subsidiary (collectively, such agreements, plans, arrangements and understandings being the "Associated Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any

Associated pension plans, or any change in the manner in which contributions to any Associated pension plans are made or the basis on which such contributions are determined.

                  (b) Section 3.10 of the Associated Disclosure Schedule sets forth a list of all Associated Benefit Plans. Associated has delivered or made available to FFC true and complete copies of all Associated Benefit Plans together with all current related documents, including the most recent summary plan descriptions, IRS determination letters and actuarial reports, if applicable.

                  (c) (i) Except as disclosed in Section 3.10 of the Associated Disclosure Schedule, with respect to Associated Benefit Plans, no event has occurred and, to the knowledge of Associated, there exists no condition or set of circumstances, in connection with which Associated or any of the Associated Subsidiaries could be subject to any liability that individually or in the aggregate would have a Material Adverse Effect on the Associated and the Associated Subsidiaries, taken as a whole, under ERISA, the Code or any other applicable law.

                  (ii) Each Associated Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Associated Benefit Plan that individually or in the aggregate would not have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Associated, the Associated Subsidiaries and all Associated Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Each Associated Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Associated Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Associated, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Associated Benefit Plan or the exempt status of any such trust.

                  (iii) Neither Associated nor any of the Associated Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Associated Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of
         Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Associated, there are not any facts or circumstances that would materially change the funded status of any Associated Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Associated Benefit Plan is a "multiemployer plan" within the meaning of
         Section 3(37) of ERISA.

                  (iv) Neither Associated nor any of the Associated Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Associated or any of the Associated Subsidiaries and no collective bargaining agreement is being negotiated by Associated or any of the Associated Subsidiaries. There is no labor dispute, strike or work stoppage against Associated or any of the Associated Subsidiaries pending or, to the knowledge of Associated, threatened which may interfere with the respective business activities of Associated or any Associated Subsidiary, except where such dispute, strike or work stoppage individually or in the aggregate would not have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of Associated, none of Associated, any of the Associated Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Associated or any of the Associated Subsidiaries, and there is no charge or complaint against Associated or any of the Associated Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

                  (v) Except as referenced in this Agreement or contemplated by this Agreement and except as set forth in Section 3.10 of the Associated Disclosure Schedule, no employee of Associated or any Associated Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Associated Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

                  (vi) No payment or benefit will or may be made by Associated or any Associated Subsidiary with respect to any employee or any current of former director that will be characterized as an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                  SECTION  3.11.  Material  Contracts.  Except  as set  forth in
Section 3.11 of the Associated Disclosure Schedule, as of the date of this Agreement, neither Associated nor any Associated Subsidiary is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $500,000 for any one project, (b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments of $1,000,000 or more during the term of such contract or commitment,
(c) any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the

SEC) that has not been filed or incorporated by reference in the Associated SEC Reports, (d) any contract which contains non-compete or exclusivity provisions or restrictions with respect to any business or geographic area or (e) which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.11, whether or not set forth in Section 3.11 of Associated Disclosure Schedule, is referred to herein as a "Associated Contract". Neither Associated nor any of Associated Subsidiary knows of, or has received notice of, any violation of any Associated Contract by any of the other parties thereto, except for violations which, individually or in the aggregate, would not result in a Material Adverse Effect on Associated and Associated Subsidiaries, taken as a whole.

                  SECTION 3.12. Environmental Matters. To the knowledge of Associated neither Associated, any Associated Subsidiary, nor any properties owned or operated by Associated or any Associated Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests of information from any environmental agency) instituted or pending, or to the knowledge of Associated, threatened, relating to the liability of Associated or any Associated Subsidiary with respect to any properties owned or operated by Associated or any Associated Subsidiary under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION 3.13. Taxes. (a) Except for such matters as would not have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole, (i) Associated and the Associated Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Associated and the Associated Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Associated or any of the Associated Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) Associated and the Associated Subsidiaries have provided adequate reserves (in accordance with generally accepted accounting principles) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  (b) To the knowledge of Associated, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Associated, or any of the Associated Subsidiaries, nor has Associated or any of the Associated Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers would have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  (c) There are no Tax liens upon any property or assets of Associated or any of the Associated Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  (d) Neither Associated nor any of the Associated Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Associated or any of the Associated Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  (e) Except as set forth in the financial statements described in Section 3.07, neither Associated nor any of the Associated Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION 3.14. Derivative Instruments. All Derivative Instruments to which Associated or any Associated Subsidiary is a party or to which any of their properties or assets may be subject were entered into in the ordinary course of business and, to the knowledge of Associated, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulatory agencies and with counterparties believed to be financially responsible at the time and, to knowledge of Associated, are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally, and the availability of equitable remedies), and, to the knowledge of Associated, are in full force and effect. Associated and each Associated Subsidiary has duly performed in all material respects all of its obligations under any such Derivative Instruments, and to the knowledge of Associated, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder except for any such breaches, violations, or defaults or allegations or assertions which would not, individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

                  SECTION 3.15. Regulatory Approvals. Associated is not aware of any aspect of, or issues relating to, its or the Associated Subsidiaries' operations and business that would prevent the condition of Closing set forth in
Section 6.01(c) from being satisfied.

                  SECTION 3.16. Brokers. Except as contemplated by or referenced in the March 26, 1997 letter agreement between Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") and Associated, a true and complete copy of which Associated has delivered to FFC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Associated or any Associated Subsidiary.

                  SECTION 3.17. Pooling of Interest and Tax Matters. Neither Associated nor, to the knowledge of Associated, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with generally accepted accounting principles or would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Associated has no reason to believe that the Merger will not qualify as a pooling of interests or as a reorganization under Section 368(a) of the Code.

                  SECTION 3.18. Vote Required. The requisite affirmative vote of holders of a majority of the outstanding shares of the Associated Common Stock with respect to authorization of additional shares of Associated Common Stock in accordance with the Associated's Articles of Incorporation and the issuance of shares of Associated Common Stock in connection with the Merger pursuant to the rules of the NASDAQ is the only vote of the holders of any class or series of Associated's capital stock necessary with respect to the Merger.

                  SECTION 3.19. Fairness Opinion. Associated has received an opinion from Sandler O'Neill to the effect that in its opinion, the consideration to be paid to shareholders of FFC under this Agreement is fair to such shareholders from a financial point of view ("Associated Fairness Opinion"), and Sandler O'Neill has consented to the inclusion of the Associated Fairness Opinion in the Form S-4.

                                   ARTICLE IV

                         COVENANTS OF FFC AND ASSOCIATED

                  SECTION  4.01.   Affirmative   Covenants.   Each  of  FFC  and
Associated hereby covenants and agrees with the other that prior to the Effective Time, unless the prior written consent of the other shall have been obtained and except as otherwise contemplated herein, FFC will, and will cause each FFC Subsidiary to, and Associated will, and will cause each Associated Subsidiary to, conduct their respective businesses in the ordinary course of business in a manner consistent with past practice, use their respective reasonable best efforts to preserve intact their respective business organizations, keep available the services of their respective current officers, employees and consultants and to preserve their respective current business relationships.

                  SECTION 4.02. Negative Covenants.  Except set forth in Section
4.02 of the Associated Disclosure Schedule or the FFC Disclosure Schedule, as applicable, and except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, each of FFC and Associated shall not do, and, in the case of FFC, permit the FFC Subsidiaries to do, and, in the case of Associated, permit the Associated Subsidiaries to do, without the prior written consent of Associated or FFC, as applicable, any of the following:

                  (a) adjust, split, combine or reclassify any capital stock, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for quarterly dividend declarations and payments in accordance with past practice and in per share amounts not materially in excess of historical per share dividend amounts; provided, however, that after the date of this Agreement, each of Associated and FFC shall coordinate with the other the declaration of any dividends in respect of Associated Common Stock and FFC Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Associated Common Stock or FFC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Associated Common Stock and/or FFC Common Stock and any shares of Associated Common Stock any such holder receives in exchange therefor in the Merger;

                  (b) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business for consideration which in the aggregate exceeds $10 million, or (iv) liquidate, sell, dispose of or encumber any assets for consideration which in the aggregate exceeds $25 million;

                  (c) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

                  (d) propose or adopt any amendments to its articles of incorporation or bylaws;

                  (e) change any of its methods of accounting in effect at December 31, 1996, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law or generally accepted accounting principles;

                  (f) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than (x) short-term indebtedness incurred to refinance short-term indebtedness or (y) indebtedness among its corporate affiliates), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (g) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or material contracts, other than renewals of such contracts and leases without material adverse changes of terms;

                  (h) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than, in each case, in the ordinary course of business consistent with past practice, or accelerate the vesting of any stock options or other stock-based compensation;

                  (i) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practices;

                  (j) take any action that would prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or
         (ii) as a reorganization
         within the meaning of Section 368 of the Code: provided, however that nothing contained herein shall limit the ability of Associated or FFC to exercise its rights under the FFC Stock Option Agreement or the Associated Stock Option Agreement, respectively;

                  (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law;

                  (l) take any action or fail to take any action which individually or in the aggregate can be reasonably expected to have a Material Adverse Effect on, in the case of FFC, FFC and the FFC
         Subsidiaries, taken as a whole or, in the case of Associated, Associated and the Associated Subsidiaries, taken as a whole; or

                  (m) agree in writing or otherwise to do any of the foregoing.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Registration Statement. (a) As promptly as practicable after the execution of this Agreement, (i) FFC and Associated shall prepare and file with the SEC preliminary proxy materials which shall constitute the joint proxy statement of Associated and FFC (such joint proxy statement as amended or supplemented is referred to herein as the "Joint Proxy Statement") and (ii) Associated shall prepare and file a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), in which the Joint Proxy Statement shall be included as a prospectus, with the SEC with respect to the registration of the Associated Common Stock to be issued in the Merger. Associated and FFC shall each use its reasonable best efforts to cause the Registration Statement to become effective as soon as reasonably practicable. FFC will furnish to Associated all information concerning FFC and the FFC Subsidiaries required to be set forth in the Registration Statement and Associated will provide FFC and its counsel the opportunity to review such information as set forth in the Registration Statement and Joint Proxy Statement. Associated and FFC will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Each of Associated and FFC will promptly advise the other if at any time prior to the Effective Time any information provided by it for inclusion in the Registration Statement or the Joint Proxy Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the Registration Statement shall have become effective, each of FFC and Associated will mail the Joint Proxy Statement to its respective shareholders. Associated shall also take any action required to be taken under any applicable Blue Sky Laws in connection with the issuance of the shares of Associated Common Stock to be issued as set forth in this Agreement and FFC and the FFC Subsidiaries shall furnish all information concerning FFC and the FFC Subsidiaries, and the holders of Shares and other assistance as Associated may reasonably request in connection with such action.

                  (b) (i) The Joint Proxy Statement shall include the recommendation of the Board of Directors of FFC to the shareholders of FFC in favor of approval and adoption of this Agreement and approval of the Merger; provided, however, that, in connection with recommending approval of a Superior Competing Transaction (as defined in Section 5.05), the Board of Directors of FFC may, at any time prior to such time as the shareholders of FFC shall have adopted and approved this Agreement and approval of the Merger in accordance with Wisconsin Law, withdraw, modify or change any such recommendation to the extent that the Board of Directors of FFC determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of FFC to breach its fiduciary duties to FFC's shareholders under applicable law and, notwithstanding anything to the contrary contained in this Agreement, any such withdrawal, modification or change of recommendation shall not constitute a breach of this Agreement by FFC.

                  (ii) The Joint Proxy Statement shall include the recommendation of the Board of Directors of Associated to the shareholders of Associated in favor of approval of the authorization of additional shares of Associated Common Stock and the issuance of the shares of Associated Common Stock in the Merger; provided, however, that, in connection with recommending approval of a Superior Competing Transaction, the Board of Directors of Associated may, at any time prior to such time as the shareholders of FFC shall have adopted and approved this Agreement in accordance with Wisconsin Law withdraw, modify, or change any such recommendation to the extent that the Board of Directors of Associated determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Associated to breach its fiduciary duties to Associated's shareholders under applicable law and, notwithstanding anything to the contrary contained in this Agreement, any such withdrawal, modification or change of recommendation shall not constitute a breach of this Agreement by Associated.

                  (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Associated or FFC without the approval of the other party (which will not be unreasonably withheld). Associated and FFC each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Associated Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement, or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) Associated shall promptly prepare and submit to the Nasdaq a listing application covering the shares of Associated Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Associated Common Stock, subject to official notice of issuance and FFC shall cooperate with Associated with respect to such listing.

                  (e) The information supplied by Associated for inclusion in the Registration Statement or the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment or supplement thereto), is first mailed to the shareholders of Associated and FFC and (iii) the time of any Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Associated or any Associated Subsidiary, or their respective officers or directors, should be discovered by Associated that should be set forth in an amendment or a supplement to the Registration Statement the Joint Proxy Statement, Associated shall promptly inform FFC. All documents that FFC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations thereunder.

                  (f) The information supplied by FFC for inclusion in the Registration Statement or the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment or supplement thereto), is first mailed to the shareholders of Associated and FFC and (iii) the time of any Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to FFC or any FFC Subsidiary, or their respective officers or directors, should be discovered by FFC that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, FFC shall promptly inform Associated. All documents that Associated is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 5.02. Meetings of Shareholders. (a) FFC and its officers and directors shall (i) cause a meeting of FFC's shareholders to consider the Merger (the "FFC Meeting") to be duly called and held as soon as practicable to consider and vote upon the plan of Merger and any related matters in accordance with the applicable provisions of applicable law, (ii) submit this Agreement and the plan of Merger to FFC's shareholders together with, subject to the fiduciary duties of the FFC's Board of Directors under applicable law as advised by counsel, a recommendation for approval by the Board of Directors of FFC, (iii) solicit the approval thereof by FFC's shareholders by mailing or delivering to each shareholder a Joint Proxy Statement, and (iv) subject to the fiduciary duties of the FFC's Board of Directors under applicable law as advised by counsel, use their reasonable efforts to obtain the approval of the plan of Merger by the requisite percentage of FFC's shareholders.

                  (b) Associated and its officers and directors shall (i) cause a meeting of Associated's shareholders to consider the authorization of additional shares of Associated Common Stock and the issuance of shares of Associated Common Stock in connection with the Merger (the "Associated Meeting"; and together with the FFC Meeting, the "Shareholders' Meetings") to be duly called and held as soon as practicable to consider and vote upon the issuance of additional shares of Associated Common Stock in connection with the Merger and any related matters in accordance with the applicable provisions of applicable law, (ii) submit such proposal to Associated's shareholders together with, subject to the fiduciary duties of Associated's Board of Directors under applicable law as advised by counsel, a recommendation for approval by the Board of Directors of Associated, (iii) solicit the approval thereof by Associated's shareholders by mailing or delivering to each shareholder a Joint Proxy Statement, and (iv) subject to the fiduciary duties of Associated's Board of Directors under applicable law as advised by counsel, use their reasonable efforts to obtain the approval of the Merger by the requisite percentage of Associated's shareholders.

                  (c) Each of FFC and Associated will consult with the other and use its reasonable best efforts to hold their respective meetings on the same day.

                  SECTION 5.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Associated or FFC or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Associated and FFC shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents, investment bankers, advisors and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects with respect to it and its subsidiaries as the requesting party may reasonably request.

                  (b) The parties shall comply with and shall cause their respective Representatives to comply with, all their respective obligations under the Confidentiality Agreements entered into by the parties (the "Confidentiality Agreements"), it being understood that the parties hereto shall have the rights as beneficiaries under such agreements.

                  (c) No investigation pursuant to this Section 5.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  SECTION 5.04. Appropriate Action; Consents; Filings. FFC and Associated and Merger Sub shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws; (B) any applicable federal or state banking laws (including, without limitation, filing a notice with the Federal Reserve Board with respect to approval of the Merger under the BHCA and the applicable regulations promulgated thereunder); and (C) any other applicable law (including, without limitation, any applicable state insurance laws); provided that Associated and FFC shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. FFC and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

                  SECTION 5.05. No Solicitation of Transactions. (a) FFC shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal (as defined below), other than with respect to the Merger, with any parties conducted heretofore. FFC will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of FFC or any of its subsidiaries to take any such action, and FFC shall use its reasonable best efforts to cause the Representatives of FFC and the FFC Subsidiaries not to take any such action, and FFC shall promptly notify Associated if any such inquiries or proposals are made regarding a Competing Proposal, and FFC shall keep Associated informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the shareholders of FFC shall have adopted and approved this Agreement in accordance with Wisconsin Law, nothing contained in this Section 5.05 shall prohibit the Board of Directors of FFC from (i), in connection with a Superior Competing Transaction (as defined below), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire FFC pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of FFC, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of FFC to comply with its fiduciary duties to shareholders imposed by Wisconsin Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, FFC provides written notice to Associated to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, FFC receives from such person an executed confidentiality agreement with terms no less favorable to FFC than those contained in the Confidentiality Agreements, and (D) FFC keeps Associated informed, on a current basis, of the status and details of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act.

                  (b)  Associated  shall  immediately  cease  and  cause  to  be terminated any existing discussions or negotiations relating to a Competing Proposal, other than with respect to the Merger, with any parties conducted heretofore. Associated will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of Associated or any of its subsidiaries to take any such action, and Associated shall use its reasonable best efforts to cause the Representatives of Associated and Associated Subsidiaries not to take any such action, and Associated shall promptly notify FFC if any such inquiries or proposals are made regarding a Competing Proposal, and Associated shall keep FFC informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the shareholders of Associated shall have adopted and approved this Agreement in accordance with Wisconsin Law, nothing contained in this Section 5.05 shall prohibit the Board of Directors of Associated from (i) in connection with a Superior Competing Transaction, furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Associated pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Associated, after consultation with and based upon the written advise of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Associated to comply with its fiduciary duties to shareholders imposed by Wisconsin Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Associated provides written notice to FFC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Associated receives from such person an executed confidentiality agreement with terms no less favorable to Associated than those contained in the Confidentiality Agreements, and (D) Associated keeps FFC informed, on a current basis, of the status and details of any such discussions or negotiations; or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act.

                  (c) For purposes of this Agreement, "Competing Proposal" shall mean any of the following involving FFC or any FFC Subsidiary, on the one hand, or Associated or any Associated Subsidiary, on the other hand: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Associated or FFC, as applicable, and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Associated or FFC, as applicable,or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Associated or FFC, as applicable, or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Associated or FFC, as applicable, or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (d) For purposes of this Agreement "Superior Competing Transaction" shall mean any of the following involving FFC or any FFC Subsidiary, on the one hand, or Associated or any Associated Subsidiary, on the other hand: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Associated Common Stock or FFC Common Stock, as applicable, then outstanding or all or substantially all the assets of Associated or FFC, as applicable, and otherwise on terms which the Board of Directors of Associated or FFC, as applicable, determines in its good faith judgement (based on the opinion of a financial advisor of nationally recognized reputation) to be more favorable to its shareholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

                  SECTION 5.06. Indemnification. (a) From and after the Effective Time, Associated and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors and employees of FFC (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Associated and the Surviving Corporation, which will not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Wisconsin Law and Associated's corporate governance documents (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Wisconsin Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances).

                  (b) Any  Indemnified  Party  wishing to claim  indemnification under this Section 5.06, upon learning of any such Claim, shall notify Associated and the Surviving Corporation (although the failure so to notify Associated and the Surviving Corporation shall not relieve either thereof from any liability that Associated or the Surviving Corporation may have under this
Section 5.06, except to the extent such failure materially prejudices such party). Associated and the Surviving Corporation shall have the right to assume the defense thereof and if such right is exercised Associated and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Associated and the Surviving Corporation elect not to assume such defense or there is a conflict of interest between Associated and the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and, in such case, Associated and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) Associated and the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding, (ii) Associated, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, or (iii) Associated and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed, and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. No Indemnified Party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

                  (c) Associated shall use its reasonable best efforts to cause to be maintained in effect for not less than two years after the Effective Time (except to the extent not generally available in the market) directors' and officers' liability insurance and fiduciary liability insurance that is substantially equivalent in coverage to FFC's current insurance; provided, however, that Associated shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid prior to the date of this Agreement, and in such case shall purchase as much comparable coverage as possible for such amount.

                  (d) This Section 5.06 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Associated and Merger Sub and the Surviving Corporation and their respective successors and assigns.

                  SECTION 5.07. Obligations of Merger Sub. Associated shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

                  SECTION 5.08. Pooling Affiliates. (a) As soon as practicable after the date of this Agreement, FFC shall deliver to Associated a list of names and addresses of those persons, in FFC's reasonable judgment, at the record date for its shareholders' approval the Merger, who were affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, a "Pooling Affiliate") of FFC. FFC shall provide Associated such information and documents as Associated shall reasonably request for purposes of reviewing such list. FFC shall use its reasonable best efforts to deliver or cause to be delivered to Associated, as soon as practicable after the date of this Agreement, an affiliate letter in the form attached hereto as Exhibit 5.08(a), executed by each of the Pooling Affiliates of FFC identified in the foregoing list. Associated shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the Associated Common Stock, consistent with the terms of such Letters.

                  (b) As soon as practicable after the date of this Agreement, Associated shall deliver to FFC a list of names and addresses of the Pooling Affiliates of Associated. Associated shall provide FFC such information and documents as FFC shall reasonably request for purposes of reviewing such list. Associated shall use its reasonable best efforts to deliver or cause to be delivered to FFC, as soon as practicable after the date of this Agreement, an affiliate letter in the form attached hereto as Exhibit 5.08(b), executed by each of the Pooling Affiliates of Associated identified in the foregoing list.

                  SECTION 5.09. Executive Agreements and Employee Severance. (a) Associated agrees to cause the Surviving Corporation and each relevant FFC Subsidiary to honor, without modification (except as provided in Section 5.09(b) below), and perform its obligations under, the contracts, plans and arrangements listed in Section 5.09 of FFC Disclosure Schedule.

                  (b) Notwithstanding any provisions of the contracts, plans and arrangements listed in Section 5.09 of the FFC Disclosure Schedule, the following contracts, plans and arrangements shall be treated as follows:

                  (i) FFC's Directors'  Retirement Plan,  effective November 18,
         1992 (the "Directors' Plan"), shall be terminated immediately after the Effective Time of the Merger, and, accordingly, (a) each person serving as a director of FFC on the date hereof ("Current Directors") shall receive in a lump sum cash payment his fully vested benefits thereunder, with no reduction as a result of any Current Director having not attained age 70, and (b) each former director of FFC who is currently receiving benefits under the Directors' Plan shall receive benefits as provided under Section 4.6 of the Directors' Plan.

                  (ii) Each of the persons subject to the employment and severance agreements listed in Section 5.09 of the FFC Disclosure Schedule who delivers a written consent to Parent prior to the Effective Time, which consent permits the payment of benefits in accordance herewith, shall be paid the benefits specified at Section 5.09(b)(ii) of the FFC Disclosure Schedule (the "Benefits") in lieu of any severance benefits which otherwise would be due to such person following termination upon the Merger. Associated shall provide the Benefits to such persons upon the first to occur of (x) two years following the Effective Time; (y) termination of such employee by reason of death or disability, or for other than
         "Cause" or (z) resignation of such employee for "Good Reason"; provided, however, that post-retirement continuation of healthcare benefits will be provided only upon the occurrence of (y) or (z) above, on or prior to the second anniversary of the Effective Time. In the event of the termination of any such person for Cause or a resignation without Good Reason occurring prior to the second anniversary of the Effective Time, such person shall have no right to the Benefits or to any other severance benefits under the relevant agreements listed in
         Section 5.09 of the Disclosure Schedule or any other plan, program or arrangement. The term "Cause" means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation involving dishonesty or breach of trust, which is a crime punishable by imprisonment for a term exceeding one year, or otherwise involving unsafe or unsound banking practices, willful violation or being the subject of a final cease-and-desist order. The term "Good Reason" means a reduction in the compensation, or material reduction in the benefits, position, authority, duties or responsibilities of the employee from those which existed prior to the date hereof; a reduction in the employee's job stature as reflected in his title; or a change by more than 50 miles of the location of the employee's job; provided, however, that nothing herein shall be construed to mean that the mere fact that an employee's position is with a subsidiary of a public company rather than in a public company itself constitutes Good Reason. Neither execution and delivery of the aforementioned consent or payment of the Benefits shall constitute a waiver or satisfaction, or otherwise effect the terms of the employment and severance agreements listed in Section 5.09 of the FFC Disclosure Schedule, except with respect to the right to receive severance benefits following termination upon the Merger.

This Section 5.09(b) is intended to be for the benefit of, and shall be enforceable by, the individuals subject to the provisions of Section 5.09(b)(i) and (b)(ii) above, their heirs, and personal representatives, and shall be binding on Associated and Merger Sub and the Surviving Corporation and their respective successors and assigns.

                  (c) Following the Merger, it is the intent of Associated and the Surviving Corporation that such entities will, and will cause any of their respective direct and indirect subsidiaries to, in connection with reviewing candidates for employment positions, give equal opportunity for such positions to employees of Associated and any Associated Subsidiaries and of FFC and any FFC Subsidiaries. In addition, for purposes of the Associated Work Force
Management Plan (the "Work Force Plan"), employees of FFC will be deemed associates of Associated, and will be accorded equal priority in the hiring process. Furthermore, effective as of the Effective Time, Associated shall adopt an amendment to its Work Force Plan (as well as conforming amendments to Associated's Severance Pay Plan) which covers the employees of Associated and the Associated subsidiaries, which plan, as amended, shall include the terms set forth in Section 5.09(c) of the Associated Disclosure Schedule.

                  SECTION 5.10. Notification of Certain Matters. FFC shall give prompt notice to Associated, and Associated shall give prompt notice to FFC, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of FFC or Associated, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.11. Public Announcements. Associated and FFC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the Nasdaq Stock Market.

                  SECTION 5.12. Expenses. (a) All Expenses (as described below) incurred by Associated and FFC shall be borne by the party which has incurred the same, except that the parties shall share equally in the cost of printing and filing the Registration Statement and the Joint Proxy Statement with the SEC and all other regulatory filing fees incurred in connection with this Agreement.

                  (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, FFC Stock Option Agreement and the Associated Stock Option Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

                  SECTION 5.13. Delivery of Shareholder List. FFC shall arrange to have its transfer agent deliver to Associated or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of FFC, their holdings of stock as of the latest practicable date, and such other shareholder information as Associated may reasonably request.

                  SECTION 5.14. Letters of Accountants. (a) FFC shall use its reasonable efforts to cause to be delivered to Associated a "comfort" letter of Ernst & Young LLP,

FFC's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective, and addressed to Associated, in the form, scope and content contemplated by Statement on Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 72"), relating to the financial statements and other financial data with respect to FFC and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement and such other matters as may be reasonably required by Associated, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

                  (b) Associated shall use its reasonable efforts to cause to be delivered to FFC a "comfort" letter of KPMG Peat Marwick LLP, Associated's independent public accountants, dated the date on which the Registration Statement shall become effective, and addressed to FFC, in the form, scope and content contemplated by SAS 72, relating to the financial statements and other financial data with respect to Associated and its consolidated subsidiaries included in or incorporated by reference in the Joint Proxy Statement and such other matters as may be reasonably required by FFC, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

                  SECTION 5.15. FFC Reports. (a) FFC shall timely file all required FFC Reports, each of which (i) shall be prepared in all material respects in accordance with, in the case of filings with the SEC, the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and in the case of all other FFC Reports, the requirements of any Regulatory Agency applicable to such FFC Reports and (ii) shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in FFC SEC Reports filed after the date of this Agreement and prior to the Effective Time shall be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each shall present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of FFC and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to have a FFC Material Adverse Effect).

                  SECTION 5.16. Associated Reports. (a) Associated shall timely file all required Associated Reports, each of which (i) shall be prepared in all material respects in accordance with, in the case of filings with the SEC, the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and in the case of all other Associated Reports, the requirements of any Regulatory Agency applicable to such Associated Reports and (ii) shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Associated SEC Reports filed after the date of this Agreement and prior to the Effective Time shall be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each shall present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Associated and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to have a Associated Material Adverse Effect).

                  SECTION 5.17. Pooling. Associated and FFC shall take all reasonable actions to insure pooling of interest treatment for the Merger including, without limitation, FFC shall rescind its share buy-back program approved by its Board of Directors on April 22, 1997.


                                   ARTICLE VI

                              CONDITIONS OF MERGER

                  SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Associated or FFC, threatened by the SEC. Associated shall have received all other federal or state securities permits and other authorizations necessary to issue Associated Common Stock in exchange for FFC Common Stock and to consummate the Merger.

                  (b) Shareholder Approvals. (i) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of FFC. (ii) Authorization for additional shares of Associated Common Stock and issuance of shares of Associated Common Stock in connection with the Merger shall have each been approved by the requisite vote of the shareholders of Associated.

                  (c) Regulatory Approvals. All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Federal Reserve Board and any other applicable regulatory authority, and all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

                  (d) Nasdaq Listing. The shares of Associated Common Stock that are to be issued to the shareholders of FFC upon consummation of the Merger shall have been authorized for listing on the Nasdaq Stock Market's National Market, subject to notice of issuance.

                  (e) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

                  (f) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or the Associated Subsidiaries of all or any portion of the business or assets of FFC or any FFC Subsidiary, which in either case has or would have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole, or a Material Adverse Effect on FFC and FFC Subsidiaries, taken as a whole.

                  (g) Pooling Opinions. Each of Associated and FFC shall have received an opinion from each of KPMG Peat Marwick LLP and Ernst & Young LLP to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

                  (h) Associated Tax Opinion. Associated and FFC shall have received an opinion of Shearman & Sterling, special counsel for Associated, based on appropriate representations of Associated, FFC and, if required by applicable regulations, any other party, and upon assumptions and qualifications that are appropriate and reasonably satisfactory to FFC, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Merger Sub and FFC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated the date of the Effective Time, shall have been delivered and shall not have been withdrawn or modified.

                  SECTION  6.02.   Additional   Conditions  to   Obligations  of
Associated. The obligations of Associated and Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) Representation and Warranties. Each of the representations and warranties of FFC set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (as defined in Section 8.01) (except to the extent such representations and warranties speak only as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date) as though made as of the Closing Date. Associated shall have received a certificate of the Chief Executive Officer of FFC dated the Closing Date to that effect.

                  (b) Agreements and Covenants. FFC shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Effective Time. Associated shall have received a certificate of the Chief Executive Officer of FFC dated the Closing Date to that effect.

                  (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by FFC for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by FFC, except when the failure to obtain or make the same, individually or in the aggregate, would not have a Material Adverse Effect on FFC and FFC Subsidiaries, taken as a whole, or the Associated and the Associated Subsidiaries, taken as a whole.

                  (d) Affiliate Letters. Associated shall have received from each person who is identified as a Pooling Affiliate of FFC a signed affiliate letter in the form attached hereto as Exhibit 5.08(a).

                  SECTION 6.03. Additional Conditions to Obligations of FFC. The obligation of FFC to effect the Merger is also subject to the following conditions:

                  (a)    Representations    and   Warranties.    Each   of   the
         representations and warranties of Associated set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representation and warranties speak as of an earlier date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date) as though made at the Closing Date. FFC shall have received a certificate of the President of Associated dated the Effective Time to that effect.

                  (b) Agreements and Covenants. Associated and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Effective Time. FFC shall have received a certificate of the President of Associated dated the Closing Date to that effect.

                  (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Associated and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Associated, except when the failure to obtain or make the same, individually or in the aggregate, would not have a Material Adverse Effect on FFC and FFC Subsidiaries, taken as a whole, or the Associated and the Associated Subsidiaries, taken as a whole.

                  (d) Affiliate Letters. FFC shall have received from each person who is identified as a Pooling Affiliate of Associated a signed affiliate letter in the form attached hereto as Exhibit 5.08(b).


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of FFC and
Associated:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Associated and FFC;

                  (b) by either Associated or FFC if either (i) the Effective Time shall not have occurred on or before March 31, 1998; provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any injunction preventing the consummation of the Merger shall have become final and nonappealable;

                  (c) by Associated, if there has been a breach of any material representation, warranty, covenant or agreement on the part of FFC set forth in this Agreement, or if any representation or warranty of FFC shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied and such breach is not cured within 30 days after written notice thereof to FFC by Associated;

                  (d) by  FFC,  if  there  has  been a  breach  of any  material representation, warranty, covenant or agreement on the part of Associated set forth in this Agreement, or if any representation or warranty of Associated shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied and such breach is not cured within 30 days after written notice thereof to Associated by FFC;

                  (e) by either Associated or FFC, if at a duly called and held shareholders' meeting therefor, this Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by FFC's shareholders;

                  (f) by either Associated or FFC, if at a duly called and held shareholders' meeting therefor, the authorization of additional shares of Associated Common Stock and the issuance of shares of Associated Common Stock in connection with the Merger pursuant to this Agreement shall fail to receive the requisite vote for approval by Associated's shareholders;

                  (g) by FFC, if there shall exist a proposal for a Superior Competing Transaction with respect to Associated and the Board of Directors Associated shall have withdrawn or modified in a manner adverse to FFC its approval and recommendation of this Agreement or its approval of the Merger or any other transaction contemplated hereby or if the Board of Directors of Associated shall have approved or recommended such Superior Competing Transaction; or

                  (h) by Associated, if there shall exist a proposal for a Superior Competing Transaction with respect to FFC and the Board of Directors of FFC shall have withdrawn or modified in any manner adverse to Associated its approval and recommendation of this Agreement or its approval of the Merger or any of the transaction contemplated hereby or if the Board of Directors FFC shall have approved or recommend such Superior Competing Transaction.

                  SECTION  7.02.  Effect of  Termination.  Except as provided in
Section 8.02, in the event of termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Associated, Merger Sub or FFC or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided that notwithstanding anything to the contrary in this Agreement, none of Associated, Merger Sub or FFC shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of FFC, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 7.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01. Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the Merger will take place at 10:00 a.m. on a date and place specified by the parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VI unless extended by mutual agreement of the parties (the "Closing Date").

                  SECTION 8.02. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Section 5.03(b), 5.12, 7.02 and Article VIII hereof shall survive termination indefinitely.

                  SECTION 8.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified or overnight mail (postage prepaid, return receipt requested) to the parties at the following addresses (or such other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

                  (a)   If to Associated or Merger Sub:

                                 Associated Banc-Corp
                                 112 North Adams Street
                                 Green Bay, Wisconsin  54307
                                 Attention: Brian R. Bodager, General Counsel

                        With a copy to:

                                 Shearman & Sterling
                                 599 Lexington Avenue
                                 New York, New York  10022
                                 Attention:  Creighton O'M. Condon

                  (b)   If to FFC:

                                 First Financial Corporation
                                 1305 Main Street
                                 Stevens Point, Wisconsin  54481
                                 Attention: Robert M. Salinger, General Counsel

                        With a copy to:

                                 Hogan & Hartson, L.L.P.
                                 555 13th Street, N.W.
                                 Washington, D.C.  20004
                                 Attention:  Stuart G. Stein

                  SECTION 8.04. Certain Definitions. For purposes of this Agreement, the term:

                  (a)  "beneficial  owner" with  respect to any Shares,  means a person who shall be deemed to be the  beneficial  owner of such  Shares
         (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                  (b) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

                  SECTION  8.05.  Headings.   The  headings  contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 8.07. Entire Agreement. This Agreement, together with the Disclosure Schedules and Exhibits hereto, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

                  SECTION 8.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 8.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under of by reason of this Agreement.

                  SECTION 8.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                  SECTION 8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Associated, Merger Sub and FFC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ASSOCIATED BANC-CORP


                                          By: /s/ H.B. Conlon
                                             ------------------------
                                             Name: H.B. Conlon
                                             Title: Chief Executive Officer


                                         BADGER MERGER CORP.


                                         By: /s/ H.B. Conlon
                                            -------------------------
                                            Name: H.B. Conlon
                                            Title: Chief Executive Officer


                                         FIRST FINANCIAL CORPORATION


                                         By: /s/ John C. Seramur
                                            -------------------------
                                            Name: John C. Seramur
                                            Title: Chief Executive Officer

                                                                 EXHIBIT 5.08(a)


                            FORM OF AFFILIATE LETTER

                                    [ ], 1997


Associated Banc-Corp
112 North Adams Street
P.O. Box 13307
Green Bay, WI  54307-3307

Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of First Financial Corporation, a Wisconsin corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Merger Agreement dated as of May 14, 1997 (the "Agreement"), among Associated Banc-Corp, a Wisconsin corporation ("Associated"), Badger Merger Corp., a Wisconsin corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger").

                  As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Associated (the "Associated Securities"). I would receive such shares in exchange for, respectively, shares (or options for shares) owned by me of common stock, par value $1.00 per share, of the Company (the "Company Securities").

                  I represent, warrant and covenant to Associated that in the event I receive any Associated Securities as a result of the Merger:

                  A. I will not make any sale, transfer or other disposition of the Associated Securities in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Associated Securities, to the extent I felt necessary, with my counsel or counsel for the Company.

                  C. I have been advised that the issuance of Associated Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because I may be deemed to have been an affiliate of the Company at the time the Merger was submitted for a vote of the shareholders of the Company and the distribution by me of the Associated Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Associated Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Associated, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Associated is under no obligation to register the sale, transfer or other disposition of the Associated Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Associated's transfer agents with respect to the Associated Securities and that there will be placed on the certificates for the Associated Securities issued to me, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED MAY 14, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND ASSOCIATED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ASSOCIATED."

                  F. I also understand that unless the transfer by me of my Associated Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Associated reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY

                  NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  The undersigned understands and agrees that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Associated a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Associated, to the effect that such legend is not required for purposes of the Act.

                  I further represent to and covenant with Associated that I will not, during the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Company Securities or shares of the capital stock of Associated that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of any shares of Associated Securities received by me in the Merger or any other shares of the capital stock of Associated until after such time as results covering at least 30 days of combined operations of the Company and Associated have been published by Associated, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                                      Very truly yours,


                                                      --------------------------
                                                      Name:



Accepted this __ day of
__________, 1997 by

ASSOCIATED BANC-CORP



By:
   -----------------------
   Name:
   Title:

                                                                 EXHIBIT 5.08(b)


                            FORM OF AFFILIATE LETTER

                                    [ ], 1997


First Financial Corporation
1305 Main Street
Stevens Point, WI  54481

Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Associated Banc-Corp., a Wisconsin corporation ("Associated"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Merger Agreement dated as of May14, 1997 (the "Agreement") among Associated, Badger Merger Corp., a Wisconsin corporation ("Merger Sub"), and First Financial Corporation, a Wisconsin corporation (the "Company"), Merger Sub will be merged with and into the Company (the "Merger").

                  I represent, warrant and covenant to the Company as follows:

         A. I will not make any sale, transfer or other disposition of shares of common stock, par value $.01 per share, of Associated (the "Associated Securities") in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Associated Securities, to the extent I felt necessary, with my counsel or counsel for Associated.


         I further represent to and covenant with the Company that I will not, during the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Associated Securities or shares of the capital stock of Associated that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of any shares of Associated Securities or any other shares of the capital stock of Associated until after such time as results covering at least 30 days of combined operations of the Company and Associated have been published by Associated, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the

Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Associated as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                                      Very truly yours,


                                                      --------------------------
                                                      Name:



Accepted this __ day of
__________, 1997 by


FIRST FINANCIAL CORPORATION



By:
   ------------------------------
  Name:
  Title:

                                                                       Exhibit A



                           FIRST FINANCIAL CORPORATION
                             STOCK OPTION AGREEMENT



                  STOCK OPTION AGREEMENT, dated as of May 14, 1997, by and between First Financial Corporation, a Wisconsin corporation (the "Issuer"), and Associated Banc-Corp, a Wisconsin corporation ("Grantee").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Issuer, Grantee, and Badger Merger Corp., a Wisconsin corporation and a wholly owned subsidiary of Grantee, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, upon the terms and subject to the conditions thereof, the merger of Merger Sub with and into Issuer (the "Merger");

                  WHEREAS, as a condition to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that the Issuer agree, and in order to induce Grantee to enter into the Merger Agreement, Issuer has so agreed, to grant to Grantee an option with respect to certain shares of Issuer's common stock on the terms and subject to the conditions set forth herein; and

                  WHEREAS, as a condition to Issuer's willingness to enter into the Merger Agreement, the Issuer has requested that Grantee agree, and in order to induce the Issuer to enter into the Merger Agreement, Grantee has so agreed, to grant to Issuer an option with respect to certain shares of Grantee's common stock on substantially the same terms as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements contained herein and in the Merger Agreement; and intending to be legally bound hereby, the parties agree as follows:

                  1. Grant of Option. Issuer hereby grants Grantee an irrevocable option (the "Stock Option") to purchase up to (a) 7,245,877 shares (the "Option Shares") of common stock, $1.00 par value per share, of Issuer (the "Issuer Common Stock") or (b) if, immediately prior to exercise, such number of shares of Issuer Common Stock is less than 19.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise of the Stock Option, such greater number of shares of Issuer Common Stock as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at such time of exercise of the Stock Option, in the manner set forth below, at a price of $ 23.25 per share (the "Exercise Price"), payable in cash in accordance with Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                  2. Exercise of Option. (a) Subject to the provisions of Sections 2(c) and (d), the Stock Option may be exercised by Grantee, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below), provided that, except as provided in the last sentence of this Section 2(a), the Stock Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event (provided that the Stock Option shall not terminate for a period of 12 months following any occurrence specified in Sections 2(b)(iv)(A) or 2(b)(v)(A); and provided further that any purchase of shares upon exercise of the Stock Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Stock Option, Grantee shall be entitled to purchase the Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Stock Option. The termination of the Stock Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member, would acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the then outstanding Issuer Common Stock (any such offer, a "Tender Offer"), and the Board of Directors shall not have recommended against such tender offer or exchange offer within 10 business days of such commencement or filing or at any time thereafter shall recommend acceptance thereof;

                  (ii) Issuer or any subsidiary of Issuer shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person
         (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or other business combination involving Issuer or any of its subsidiaries (other than internal mergers, reorganizing actions or consolidations involving only existing subsidiaries of Issuer), (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries aggregating 15% or more of the consolidated assets, net revenues or net income of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing, an "Acquisition Transaction");

                   (iii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Issuer Common Stock;

                  (iv) (A) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, (B) such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee or to Grantee's ability to consummate the transactions contemplated by the Merger Agreement the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have (X) publicly announced, or taken actions which have resulted in public disclosure of, a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction and shall not have withdrawn such proposal at least 10 business days prior to the stockholders' meeting to consider the Merger (provided that any public disclosures to the effect that such person intends to or may make another proposal shall result in the original proposal not being deemed to have been withdrawn) or (Y) filed an application (or given a notice), whether in draft or final form, to the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority for approval to engage in an Acquisition Transaction; provided; that the Stock Option shall not be exercisable upon the occurrence specified in Section 2(b)(iv)(A) above unless and until any of the events specified in Section 2(b)(ii) or (iii) above shall have occurred; or

                  (v) (A) there shall exist a willful or intentional breach under the Merger Agreement by Issuer and such breach would entitle Grantee to terminate the Merger Agreement; and (B) within 12 months from the date of such breach, any of the events specified in Section 2(b)(ii) or (iii) above shall have occurred.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (c) In the event Grantee wishes to exercise the Stock Option, it shall send to Issuer a written notice (an "Exercise Notice" and the date of which being herein referred to as a "Notice Date") specifying (i) the total number of Option Shares that it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Stock Option (a "Closing") cannot be consummated by reason of any applicable order, injunction, decree, judgment, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(A) any required notification period has expired or been terminated or (B) such approval has been obtained, and in either event, any requisite waiting period has passed.

                  (d) Notwithstanding Section 2(c), in no event shall any Closing Date occur later than 18 months after the related Notice Date, and if such Closing shall not have occurred within 18 months after such Notice Date due to the failure to obtain any required approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, the exercise of the Stock Option or Substitute Option effected on such date shall be deemed to have expired. In the event (i) Grantee receives official notice that any such approval required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such approval, Grantee shall be entitled to exercise its rights to exercise the Stock Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this Section 2 and Section 4 shall apply with appropriate adjustments to any such exercise.

                  3. Conditions to Closing. The obligation of Issuer to issue Option Shares to Grantee hereunder is subject to the conditions that (a) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, if any, required in connection with the issuance of Option Shares hereunder shall have been obtained or made, as the case may be, and (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint preventing such issuance shall be in effect.

                  4. Closing. At any Closing, (a) Issuer will deliver to Grantee a certificate or certificates in definitive form, such certificate or certificates to be registered in the name of Grantee, Merger Sub or such other affiliate of Grantee as Grantee shall designate in the Exercise Notice and shall bear the legend set forth in Section 11, representing the number of Option Shares designated by Grantee in its Exercise Notice, which Option Shares shall be free and clear of all Liens, and (b) Grantee will deliver to Issuer the aggregate Exercise Price for the Option Shares so designated and being purchased at such Closing by wire transfer of immediately available funds to a bank account designated by Issuer.

                  5. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee that (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by Issuer and (assuming due authorization, execution and delivery by Grantee) this Agreement constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) Issuer has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, the requisite number of unissued shares of Issuer Common Stock necessary to permit exercise in full of the Stock Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), (e) upon delivery of such shares of Issuer Common Stock to Grantee upon exercise of the Stock Option, Grantee will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever, (f) the execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not (1) violate the certificate of incorporation or by-laws of Issuer, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Issuer or by which it or any of its assets or properties is bound or affected or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of Issuer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its assets or properties is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material
Adverse Effect on Issuer) and (g) any provisions of the Wisconsin Business Corporation Law or Issuer's Articles of Incorporation prohibiting certain business combinations shall not apply to Grantee in respect of Grantee's acquisition of some or all of the Option Shares and (h) Grantee will not as a result of its exercise of the Stock Option, become subject to any anti-takeover provisions, plans or arrangements in place at Issuer.

                  6. Representations and Warranties of Grantee. Grantee represents and warrants to Issuer that (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Grantee and (assuming due authorization, execution and delivery by Issuer) this Agreement constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) the execution and delivery of this Agreement by Grantee does not, and the performance of this Agreement by Grantee will not (1) violate the certificate of incorporation or bylaws of Grantee, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Grantee or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Grantee pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Grantee is a party or by which Grantee or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Grantee) and (e) any Option Shares acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by Grantee for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

                  7. Adjustment upon Changes in Capitalization; Substitute Option. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Stock Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Stock Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Stock Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below) or (B) any person that controls the Acquiring Corporation (any such person being referred to as "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Stock Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 7; provided further that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided further that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Stock Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute

Common Stock but for the limitation in the first sentence of this Section 7(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

                  (f) Issuer shall not enter into any  transaction  described in
Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

                  (g)  For  purposes  hereof,   the  following  terms  have  the
following meanings:

                  (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets or deposits.

                  (2) "Assigned Value" means the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 7(b), (B) the price per share to be paid by any third party or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 7(b), (C) the highest closing sales price per share for Issuer Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System (the "NASDAQS") or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 7(b) and (D) in the event the transaction referred to in
         Section 7(b) is a sale of all or substantially all of Issuer's assets and/or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets and/or deposits and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

                  (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NASDAQS (or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

                  (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  8. Cash-out Rights. If and to the extent the Stock Option is not exercisable with respect to any of the Option Shares due to Article 9 of the Articles of Incorporation of the Issuer, Grantee has the right to, and may with respect to such Option Shares which are not exercisable, in its sole determination, elect to receive a cash payment in an amount equal to (A) the amount by which (1) the "Market/Tender Offer Price" for shares of Issuer Common Stock as of the date Grantee gives notice of its intent to exercise its rights under this Section 8 (defined as the higher of (x) the highest price per share of Issuer Common Stock paid as of such date pursuant to any tender or exchange offer or other Acquisition Proposal and (y) the average of the closing sale prices of shares of Issuer Common Stock on the NASDAQS or, if not quoted thereon, the principal trading market on which such shares are traded by a recognized source for the 10 trading days immediately preceding such date) exceeds (2) the Exercise Price, multiplied by the number of such Option Shares.

                  9. Registration Rights. (a) Issuer shall, if requested by Grantee at any time and from time to time (a) within three years of the first exercise of the Stock Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Stock Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf' registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use its best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 4.9% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto.

                  (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Stock Option as described in Section 2(d), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Stock Option.

                  (c) The obligations of Issuer under this Section 9 to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Issuer.

                  (d) If during the time periods referred to in the first sentence of Section 9(a) Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Issuer shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 10; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

                  (e) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 9, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

                  10. Restrictive Legends. Each certificate representing Option Shares issued to Grantee hereunder shall initially be endorsed with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED MAY 14, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

                  11. NASDAQS Listing. Upon any exercise of the Stock Option, Issuer shall use its best efforts to cause the shares of Issuer Common Stock to be acquired in connection with such exercise of the Stock Option to be approved for listing on the NASDAQS and each other securities exchange on which such shares are listed as soon as practicable after such exercise.

                  12. Assignment; Third Party Beneficiaries. (a) Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other party; provided that Grantee may assign all or any part of its rights hereunder to (i) any affiliate thereof or (ii) any person after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (b) Any Option Shares sold by a party in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Option Shares be entitled to the rights of Grantee hereunder.

                  (c) Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in Section 10.

                  13. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  14. Entire Agreement. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by express courier (with confirmation) to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a)      If to Grantee, to:

                                 Associated Banc-Corp
                                 112 North Adams Street
                                 Green Bay, Wisconsin  54307
                                 Attention:  Brian R. Bodager, General Counsel

                           With a copy to:

                                 Shearman & Sterling
                                 599 Lexington Avenue
                                 New York, New York  10022
                                 Attention: Creighton O'M. Condon


                  and

                  (b)      If to Issuer, to:

                                 First Financial Corporation
                                 1305 Main Street
                                 Stevens Point, Wisconsin  54481
                                 Attention:  Robert M. Salinger, General Counsel

                           With a copy to:

                                 Hogan & Hartson, L.L.P.
                                 555 13th Street, N.W.
                                 Washington, D.C.  20004
                                 Attention:  Stuart G. Stein

                  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to any applicable conflicts of law.

                  19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  20. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  21. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                         FIRST FINANCIAL CORPORATION


                                         By:
                                            ----------------------------
                                            Name:
                                            Title:


                                         ASSOCIATED BANC-CORP



                                         By:
                                            ----------------------------
                                            Name:
                                            Title:

                                                                       Exhibit B


                              ASSOCIATED BANC-CORP
                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of May 14, 1997, by and between Associated Bank-Corp, a Wisconsin corporation (the "Issuer"), and First Financial Corporation, a Wisconsin corporation ("Grantee").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Issuer, Badger Merger Corp., a Wisconsin corporation and a wholly owned subsidiary of Issuer ("Merger Sub"), and Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, upon the terms and subject to the conditions thereof, the merger of Merger Sub with and into Grantee (the "Merger");

                  WHEREAS, as a condition to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that the Issuer agree, and in order to induce Grantee to enter into the Merger Agreement, Issuer has so agreed, to grant to Grantee an option with respect to certain shares of Issuer's common stock on the terms and subject to the conditions set forth herein; and

                  WHEREAS, as a condition to Issuer's willingness to enter into the Merger Agreement, the Issuer has requested that Grantee agree, and in order to induce the Issuer to enter into the Merger Agreement, Grantee has so agreed, to grant to Issuer an option with respect to certain shares of Grantee's common stock on substantially the same terms as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements contained herein and in the Merger Agreement; and intending to be legally bound hereby, the parties agree as follows:

                  1. Grant of Option. Issuer hereby grants Grantee an irrevocable option (the "Stock Option") to purchase up to (a) 4,465,361 shares (the "Option Shares") of common stock, $0.01 par value per share, of Issuer (the "Issuer Common Stock") or (b) if, immediately prior to exercise, such number of shares of Issuer Common Stock is less than 19.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise of the Stock Option, such greater number of shares of Issuer Common Stock as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at such time of exercise of the Stock Option, in the manner set forth below, at a price of $32.50 per share (the "Exercise Price"), payable in cash in accordance with Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                  2. Exercise of Option. (a) Subject to the provisions of Sections 2(c) and (d), the Stock Option may be exercised by Grantee, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below), provided that, except as provided in the last sentence of this Section 2(a), the Stock Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event (provided that the Stock Option shall not terminate for a period of 12 months following any occurrence specified in Sections 2(b)(iv)(A) or 2(b)(v)(A); and provided further that any purchase of shares upon exercise of the Stock Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Stock Option, Grantee shall be entitled to purchase the Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Stock Option. The termination of the Stock Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member, would acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the then outstanding Issuer Common Stock (any such offer, a "Tender Offer"), and the Board of Directors shall not have recommended against such tender offer or exchange offer within 10 business days of such commencement or filing or at any time thereafter shall recommend acceptance thereof;

                  (ii) Issuer or any subsidiary of Issuer shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person
         (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or other business combination involving Issuer or any of its subsidiaries (other than internal mergers, reorganizing actions or consolidations involving only existing subsidiaries of Issuer), (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries aggregating 15% or more of the consolidated assets, net revenues or net income of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing, an "Acquisition Transaction");

                   (iii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Issuer Common Stock;

                  (iv) (A) the holders of Issuer Common Stock shall not have approved the increase in the number of authorized shares of Issuer Common Stock or the issuance of Issuer Common Stock in connection with the Merger at the meeting of such shareholders held for the purpose of voting on the increase in the number of authorized shares of Issuer Common

         Stock and the issuance of Issuer Common Stock in connection with the Merger, (B) such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee or to Grantee's ability to consummate the transactions contemplated by the Merger Agreement the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have (X) publicly announced, or taken actions which have resulted in public disclosure of, a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction and shall not have withdrawn such proposal at least 10 business days prior to the stockholders' meeting to consider the increase in the number of authorized shares of Issuer Common Stock or the issuance of Issuer Common Stock in connection with the Merger (provided that any public disclosures to the effect that such person intends to or may make another proposal shall result in the original proposal not being deemed to have been withdrawn) or (Y) filed an application (or given a notice), whether in draft or final form, to the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority for approval to engage in an Acquisition Transaction; provided that the Stock Option shall not be exercisable upon the occurrence specified in
         Section 2(b)(iv)(A) above unless and until any of the events specified in Section 2 (b)(ii) or (iii) above shall have occurred; or

                  (v) (A) there shall exist a willful or intentional breach under the Merger Agreement by Issuer and such breach would entitle Grantee to terminate the Merger Agreement; and (B) within 12 months from the date of such breach, any of the events specified in Section 2(b)(ii) or (iii) above shall have occurred.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (c) In the event Grantee wishes to exercise the Stock Option, it shall send to Issuer a written notice (an "Exercise Notice" and the date of which being herein referred to as a "Notice Date") specifying (i) the total number of Option Shares that it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Stock Option (a "Closing") cannot be consummated by reason of any applicable order, injunction, decree, judgment, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(A) any required notification period has expired or been terminated or (B) such approval has been obtained, and in either event, any requisite waiting period has passed.

                  (d) Notwithstanding Section 2(c), in no event shall any Closing Date occur later than 18 months after the related Notice Date, and if such Closing shall not have occurred within 18 months after such Notice Date due to the failure to obtain any required approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, the exercise of the Stock Option or Substitute Option effected on such date shall be deemed to have expired. In the event (i) Grantee receives official notice that any such approval required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such approval, Grantee shall be entitled to exercise its rights to exercise the Stock Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 8. The provisions of this
Section 2 and Section 4 shall apply with appropriate adjustments to any such exercise.

                  3. Conditions to Closing. The obligation of Issuer to issue Option Shares to Grantee hereunder is subject to the conditions that (a) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, if any, required in connection with the issuance of Option Shares hereunder shall have been obtained or made, as the case may be, and (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint preventing such issuance shall be in effect.

                  4. Closing. At any Closing, (a) Issuer will deliver to Grantee a certificate or certificates in definitive form, such certificate or certificates to be registered in the name of Grantee, or such other affiliate of Grantee as Grantee shall designate in the Exercise Notice and shall bear the legend set forth in Section 11, representing the number of Option Shares designated by Grantee in its Exercise Notice, which Option Shares shall be free and clear of all Liens, and (b) Grantee will deliver to Issuer the aggregate Exercise Price for the Option Shares so designated and being purchased at such Closing by wire transfer of immediately available funds to a bank account designated by Issuer.

                  5. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee that (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by Issuer and (assuming due authorization, execution and delivery by Grantee) this Agreement constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) Issuer has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, the requisite number of unissued shares of Issuer Common Stock necessary to permit exercise in full of the Stock Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable

(except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), (e) upon delivery of such shares of Issuer Common Stock to Grantee upon exercise of the Stock Option, Grantee will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever, (f) the execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not (1) violate the certificate of incorporation or by-laws of Issuer, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Issuer or by which it or any of its assets or properties is bound or affected or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of Issuer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its assets or properties is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Issuer) and (g) any provisions of the Wisconsin Business Corporation Law or Issuer's Articles of Incorporation prohibiting certain business combinations shall not apply to Grantee in respect of Grantee's acquisition of some or all of the Option Shares and (h) Grantee will not, as a result of its exercise of the Stock Option, become subject to any anti-takeover provisions, plans or arrangements in place at Issuer.

                  6. Representations and Warranties of Grantee. Grantee represents and warrants to Issuer that (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Grantee and (assuming due authorization, execution and delivery by Issuer) this Agreement constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) the execution and delivery of this Agreement by Grantee does not, and the performance of this Agreement by Grantee will not (1) violate the certificate of incorporation or bylaws of Grantee, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Grantee or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Grantee pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Grantee is a party or by which Grantee or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Grantee) and (e) any Option Shares acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by Grantee for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

                  7. Adjustment upon Changes in Capitalization; Substitute Option. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Stock Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Stock Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Stock Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below) or (B) any person that controls the Acquiring Corporation (any such person being referred to as "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Stock Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 7; provided further that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided further that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Stock Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 7(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

                  (f) Issuer shall not enter into any  transaction  described in
Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

                  (g)  For  purposes  hereof,   the  following  terms  have  the
following meanings:

                  (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets or deposits.

                  (2) "Assigned Value" means the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 7(b), (B) the price per share to be paid by any third party or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 7(b), (C) the highest closing sales price per share for Issuer Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System (the "NASDAQS") (or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 7(b) and (D) in the event the transaction referred to in Section 7(b) is a sale of all or substantially all of Issuer's assets and/or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets and/or deposits and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

                  (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NASDAQS (or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

                  (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  8. Registration Rights. (a) Issuer shall, if requested by Grantee at any time and from time to time (a) within three years of the first exercise of the Stock Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Stock Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf' registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use its best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 4.9% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto.

                  (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Stock Option as described in Section 2(d), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Stock Option.

                  (c) The obligations of Issuer under this Section 8 to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Issuer.

                  (d) If during the time periods referred to in the first sentence of Section 8(a) Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Issuer shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8 ; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

                  (e) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

                  9. Restrictive Legends. Each certificate representing Option Shares issued to Grantee hereunder shall initially be endorsed with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED MAY 14, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

                  10. NASDAQS Listing. Upon any exercise of the Stock Option, Issuer shall use its best efforts to cause the shares of Issuer Common Stock to be acquired in connection with such exercise of the Stock Option to be approved for listing on the NASDAQS and each other securities exchange on which such shares are listed as soon as practicable after such exercise.

                  11. Assignment; Third Party Beneficiaries. (a) Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other party; provided that Grantee may assign all or any part of its rights hereunder to (i) any affiliate thereof or (ii) any person after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (b) Any Option Shares sold by a party in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Option Shares be entitled to the rights of Grantee hereunder.

                  (c) Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 9.

                  12. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  13. Entire Agreement. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  14. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by express courier (with confirmation) to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a)       if to Grantee, to:

                                 First Financial Corporation
                                 1305 Main Street
                                 Stevens Point, Wisconsin  54481
                                 Attention:  Robert M. Salinger, General Counsel

                           With a copy to:

                                 Hogan & Hartson, L.L.P.
                                 555 13th Street, N.W.
                                 Washington, D.C.  20004
                                 Attention:  Stuart G. Stein

                  and

                  (b)      if to Issuer, to:

                                 Associated Banc-Corp
                                 112 North Adams Street
                                 Green Bay, Wisconsin  54307
                                 Attention:  Brian R. Bodager, General Counsel

                           With a copy to:

                                 Shearman & Sterling
                                 599 Lexington Avenue
                                 New York, New York  10022
                        Attention: Creighton O'M. Condon

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to any applicable conflicts of law.

                  18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  19. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                             ASSOCIATED BANC-CORP


                                             By:
                                                 -----------------------
                                                 Name:
                                                 Title:



                                             FIRST FINANCIAL CORPORATION


                                             By:
                                                ------------------------
                                                Name:
                                                Title: